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EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), James R. Mault, the Chief Executive Officer of HealtheTech, Inc. (the "Company"), and Stephen E. Webb, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

  1.
  The Company's Annual Report on Form 10-K for the year ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Date: February 25, 2003.

/s/ JAMES R. MAULT, M.D. James R. Mault, M.D. Chief Executive Officer	/s/ STEPHEN E. WEBB Stephen E. Webb Chief Financial Officer

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  EXHIBIT 99.1